Exhibit 23.1

Crowe MacKay LLP
1100 - 1177 West Hastings St.
Vancouver, BC V6E 4T5
Main +1 (604) 687-4511
Fax +1 (604) 687-5805
www.crowemackay.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Corvus Gold Inc. (“the Company”) of our report dated August 27, 2018, relating to the Company’s consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended May 31, 2018.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, British Columbia, Canada

February 15, 2019